EXHIBIT 2.2

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/25/1997
                                                           971062067 - 2284576

                             CERTFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                         SALIVA DIAGNOSTIC SYSTEMS, INC.
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                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
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         We, Kenneth J. McLachlan, President, and Richard S. Kalin, Assistant
Secretary, of SALIVA DIAGNOSTIC SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, do hereby affirm under penalties of perjury as follows:

         FIRST, that the Certificate of Incorporation of said corporation be amended as follows:

1. By striking out the whole of ARTICLE FOURTH, as it now exists and inserting in lieu and instead thereof a new ARTICLE FOURTH, reading as follows:

                  "The number of shares which the corporation shall have authority to issue is Thirty Three Million (33,000,000). The par value of each such share is one cent. All such shares are of one class and are shares of Common Stock."

         SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the vote of not less than a majority of the outstanding stock entitled to vote at a special meeting of the stockholders and that valid notice of the special meeting was given to the stockholders, all in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we have signed this certificate this 20th day of February, 1997.

                                          /s/ KENNETH J.MCLACHLAN
                                          --------------------------------------
                                          Kenneth J. McLachlan, President

                                          /s/ RICHARD S.KALIN
                                          --------------------------------------
                                          Richard S. Kalin, Assistant
                                          Secretary